UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2022, Agora Digital Holdings, Inc. (“Agora”), an approximately 90% owned subsidiary of Ecoark Holdings, Inc. (“Ecoark”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Trend Ventures, LP, a Delaware limited partnership (the “Purchaser”) pursuant to which Agora sold all of its outstanding membership interests of Trend Discovery Holdings, LLC, a Delaware limited liability company (“Trend Discovery”) and wholly-owned subsidiary of Agora to the Purchaser in exchange for a $4.25 million senior secured promissory note issued by the Purchaser to Agora (the “Note”). The transaction closed on June 17, 2022. Prior to the sale of Trend Discovery to the Purchaser, Trend Discovery: (1) transferred to Agora its equity ownership of Bitstream Mining, LLC, a Texas limited liability company (“Bitstream”), and (2) assigned Ecoark its 80% working interest, held in Trend Discovery Exploration LLC, in 14 oil and gas wells in exchange for $10. A result of the foregoing transactions is that Agora, through Bitstream, is now solely focused on Bitcoin mining and has no other operating businesses.

The Note is due June 16, 2025 and bears interest at a rate of 5% per year, subject to increase to 10% while an event of default has occurred and is continuing. The Purchaser’s obligations under the Note are secured by a first lien senior secured interest in the assets of the Purchaser pursuant to a Security Agreement dated June 16, 2022 (the “Security Agreement”) by and among Agora, the Purchaser, and the Purchaser’s new subsidiaries acquired by it pursuant to the Purchase Agreement. The Purchaser’s obligations under the Note are also guaranteed by the Purchaser’s newly acquired subsidiaries pursuant to a Guaranty Agreement by and among Agora, the Purchaser and each such subsidiary (the “Guaranty Agreement”). The Security Agreement was constructed to provide recourse to Agora in the event of default or nonpayment by the Purchaser.

The foregoing description of the Purchase Agreement, Note, Security Agreement, and Guaranty Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the forms of the Purchase Agreement, Note, Security Agreement, and Guaranty Agreement, copies which were filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The issuance of the Note was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Membership Interest Purchase Agreement*
10.2	Form of Secured Promissory Note
10.3	Form of Security Agreement
10.4	Form of Guaranty Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 21, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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